Exhibit 10.1

Rescission and Termination Agreement

This RESCISSION AND TERMINATION AGREEMENT (the “Agreement”) dated July 5, 2019 by and between KULR Technology Group, Inc., a Delaware corporation (hereinafter referred to as “KULR”), and all of the stockholders of TECHTOM Co., Ltd (hereinafter referred to as the “Sellers”), each of KULR and the Sellers individually a “Party” or together the “Parties.”

Reference is made to that certain SECURITIES PURCHASE AGREEMENT (the “Purchase Agreement”) dated April 2, 2019 by and between KULR and the Sellers set forth on the signature page thereto. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

WITNESSETH:

The Parties to the Purchase Agreement have mutually agreed and decided to rescind and terminate the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1. RESCISSION AND TERMINATION OF THE PURCHASE AGREEMENT

Each of the Parties mutually agree to hereby rescinded and terminated the Purchase Agreement and to deem it null and void ab initio. None of the Parties shall have any rights or obligation whatsoever to the other party, financial or otherwise, in connection with the Purchase Agreement.

2. MUTUAL RELEASE

Each Party, and their past, present and future officers, directors, employees, servants, agents, representatives, successors, predecessors, divisions, subsidiaries, parents, affiliates, business units, and assigns of each of them, hereby release the other Party (and their past, present and future officers, directors, employees, servants, agents, representatives, attorneys, successors, predecessors, divisions, subsidiaries, parents, affiliates, business units, and assigns of each of them) from any and all claims, demands, damages, actions, causes of action or suits at law or in equity of whatever kind or nature, liabilities, verdicts, debts, judgments, liens and injures, costs or expenses related to or in any way derived from this Agreement or the Purchase Agreement, based on any legal or equitable theory of recovery, known or unknown, past, present or future, suspected to exist or not suspected to exist, anticipated or not anticipated, which have arisen or are now arising or hereafter may arise, whether presently asserted or not. For avoidance of doubt, in connection with this mutual release, each Party shall be, and hereby is, responsible for all costs and expenses incurred by that Party in connection with this Agreement, the Purchase Agreement, any negotiations, transactions or actions by that Party in connection with this Agreement or the Purchase Agreement, whether such costs or expenses were incurred prior to, in connection with execution, or following the execution of the Purchase Agreement or this Agreement

3. NONDISPARAGEMENT

No Party to the Purchase Agreement shall disparage or criticize any other Party or its shareholders, directors, officers, management, employees, agents, relatives, products or services in any communication with a third party (excluding any party’s agents or counsel) at any time, except as required by law or court order.

4. MISCELLANEOUS

4.1 Entire Agreement. This Agreement represents the entire agreement between the parties in relation to its subject matter and supersedes and voids all prior agreements between such parties relation to such subject matter.

4.2 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by both parties.

4.3 Captions. The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws provisions thereof.

4.5 Counterparts. This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

[Signature page follows]

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Rescission and Termination Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

KULR TECHNOLOGY GROUP, INC.

By:	/s/ Michael Mo	Date:	July 5, 2019

Title:	CEO

Michael Mo

Print Name

CONFIRMED AND AGREED:

SELLERS
being the stockholders of TECHNTOM CO., LTD.

By:	/s/ Naoki Tomita	/s/ Bingwei YAO

	Duly Authorized	Duly Authorized

	Naoki Tomita	Bingwei YAO
	Print Name	Print Name

By:

Witnessed by

Print Name

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Rescission and Termination Agreement